UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 26, 2016
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 26, 2016, MidSouth Bancorp, Inc. (the “Company”) issued a press release regarding the Company’s earnings for the quarter ended September 30, 2016.  The Company’s earnings release, including financial highlights, is attached as Exhibit 99.1.

The preceding information (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of this Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  OTHER EVENTS

On October 26, 2016, the Board of MidSouth Bancorp, Inc. announced a cash dividend was declared in the amount of nine cents ($.09) per share to be paid on its common stock on January 3, 2017 to shareholders of record as of the close of business on December 15, 2016. The Board also announced a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-

Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on January 16, 2017 to shareholders of record as of the close of business on January 3, 2017.
Supplemental information on third quarter 2016 results can be found on the Investor Relations tab of the Company’s website at www.midsouthbank.com. A copy of the slides is included under the Investor Relations tab are filed herewith as Exhibit 99.2.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1 Press Release dated October 26, 2016.
99.2 Supplemental Materials for 3rd Quarter 2016 – Slide Deck

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
Chief Financial Officer

Date:	October 26, 2016